                                                                   EXHIBIT 99.2

                       American Superconductor Corporation

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS


American Superconductor Corporation (the "Company") was founded in 1987 to develop for commercialization high temperature superconducting ("HTS") wires and wire products. As the Company is moving toward commercialization of the technology, the Company is no longer reporting its financial statements as a development stage enterprise.

   Results for all periods presented have been restated to reflect the acquisition of Superconductivity, Inc. ("SI"), a developer and manufacturer of low temperature superconductor products for the industrial power quality market. The Company completed the transaction on April 8, 1997, acquiring all the outstanding stock of SI by means of a merger of a subsidiary of the Company into SI, which is now being operated as a wholly-owned subsidiary of the Company. The transaction was accounted for as a pooling of interests. When referring to results for the Company prior to the merger the term "Former ASC" is used.

                              RESULTS OF OPERATIONS

FISCAL YEARS ENDED MARCH 31, 1997 AND MARCH 31, 1996

Revenues
Total revenues decreased to $10,551,000 in fiscal 1997 from $10,764,000 in fiscal 1996. The Former ASC's revenues from research and development contracts, prototype development contracts and the sale of prototypes increased to $7,175,000 in fiscal 1997 from $7,131,000 in fiscal 1996. This increase was due primarily to work performed on a research and development contract with Asea Brown Boveri (ABB) and increases in funding on various U. S. Government grants and prototype development contracts. This increase was largely offset by a drop in prototype sales associated with a major cable prototype on which the Former ASC concluded shipping HTS wire in the year ended March 31, 1996, and by the discontinuation (effective December 31, 1996) of the joint research and development program on metallic precursor wire technology with Inco Alloys International, Inc., which had been providing $1.1 million in annual funding.

     At SI, revenues in fiscal 1997 were $3,376,000 compared to $3,633,000 in fiscal 1996. This decrease in revenues is due to the completion of a long-term cost-plus-fixed-fee government contract in September 1996, which was in progress during all of fiscal 1996. SI began an additional long-term government contract in October of 1996; however, revenue under this firm fixed-price contract will not be recognized until fiscal 1998. The decrease in SI's contract revenue (from a total of $2,762,000 in 1996 to $1,570,000 in 1997) was partially offset by SI's first commercial sale of a customer evaluation unit which generated $993,000 in revenue in fiscal 1997.

     In addition to reported revenues, the Former ASC also received funding of $1,706,000 in fiscal 1997 under government cost-sharing agreements as compared to $985,000 in fiscal 1996. This increased cost-sharing funding was primarily due to the award of a $20.5 million Phase II Superconductivity Partnership Initiative (SPI) contract on commercial-scale HTS motors by the Department of Energy to the Company and Reliance Electric Company (a Rockwell Automation business). The Company expects to receive approximately $7.3 million over the next five years (including the year ended March 31, 1997) and Reliance expects to receive $2.9 million, with each company investing a corresponding amount of their own funds to bring the total program value to $20.5 million. The Company anticipates that a portion of its funding in the future will continue to come from cost-sharing agreements as the Company continues to develop joint programs with government agencies. Funding from government cost-sharing agreements is recorded as an offset to research and development and selling, general and administrative expenses, as required by government contract accounting guidelines, rather than as revenue.

Operating expenses
The Company's total operating expenses in fiscal 1997 were $23,345,000 compared to $21,796,000 in fiscal 1996. At the Former ASC, operating expenses increased to $18,035,000 in fiscal 1997 from $15,992,000 in fiscal 1996. Costs of revenue, which include costs of research and development contracts and costs of prototypes and prototype development contracts, increased to $7,508,000 in fiscal 1997 compared to $7,331,000 in fiscal 1996 at the Former ASC. This increase reflects expenditures to support the increase in contract and prototype development revenues, including the hiring of additional personnel and purchases of materials and equipment, partially offset by lower costs of revenue associated with the decreased sales of prototypes.

     At SI, operating expenses decreased to $5,310,000 in fiscal 1997 from $5,804,000 in fiscal 1996. SI's cost of revenue decreased to $3,070,000 in fiscal 1997 from $4,222,000 in fiscal 1996. Included in cost of revenue are write-down provisions of $445,000 and $1,175,000 in fiscal 1997 and fiscal 1996 respectively. These provisions were required to adjust the carrying values of certain items of inventory and equipment to their market values.

     Research and development ("R&D") expenses increased to $8,477,000 in fiscal 1997 from $5,704,000 the prior year. The Former ASC's R&D expenses were $7,709,000 in fiscal 1997 compared to $5,341,000 in fiscal 1996. This increase was due to the continued scale-up of the Former ASC's internal research and development activities including the hiring of additional personnel and purchases of materials and equipment. In addition to these expenses, a portion of the Former ASC's R&D expenditures related to externally funded development contracts has been classified as costs of revenue (rather than as R&D expenses). These R&D expenditures that were included as costs of revenue during fiscal 1997 and fiscal 1996 were $5,322,000 and $5,256,000, respectively. Additionally, R&D expenses that were offset by cost share funding were $879,000 and $584,000 in fiscal years 1997 and 1996, respectively. At SI, R&D expenses increased from $363,000 in fiscal 1996 to $769,000 in fiscal 1997 because a higher proportion of R&D expenses were classified as cost of revenue as a result of the higher funding by the government cost-plus-fixed-fee contract in fiscal 1996 because of the completion of the contract during fiscal 1997.

     Selling, general and administrative ("SG&A") expenses were $4,291,000 in fiscal 1997 as compared to $4,538,000 in fiscal 1996. At the Former ASC, SG&A expenses decreased to $2,818,000 in fiscal 1997 from $3,319,000 in fiscal 1996. This was primarily the result of certain SG&A expenditures that were offset by the increased funding received under cost sharing agreements. The SG&A amounts offset by cost share funding at the Former ASC were $828,000 and $378,000 in fiscal years 1997 and 1996, respectively. SI's SG&A expenses increased from $1,219,000 in fiscal 1996 to $1,472,000 in fiscal 1997. This increase was principally due to an increase in selling expenses, primarily relating to the hiring of additional sales and marketing personnel to support the South African market and SI's expanding line of commercial products. In addition to these expenses, a portion of the Former ASC's SG&A expenditures related to externally funded development contracts has been classified as costs of revenue (rather than as SG&A expenses). SG&A expenditures included as costs of revenue during fiscal 1997 and fiscal 1996 were $2,186,000 and $2,075,000, respectively.

Non-operating expenses
Interest income decreased to $1,177,000 in fiscal 1997, as compared to $1,585,000 in fiscal 1996. This decrease primarily reflects lower cash, cash equivalents and long-term marketable securities balances available for investment as a result of cash being used to fund the Company's operations and to purchase capital equipment. Interest expense increased from $215,000 in fiscal 1996 to $356,000 in fiscal 1997 primarily due to SI's $1,200,000 convertible debenture financing. Other expense, net is comprised primarily of miscellaneous taxes net of gains on the disposition of excess capital equipment.

     Merger related fees of $710,000 in fiscal 1997 related to the costs incurred through March 31, 1997 in connection with the Company's acquisition of SI, and consisted primarily of financial advisory and legal fees. In fiscal 1997 SI incurred professional fees relating to a terminated merger negotiation amounting to $670,000.

The Company expects to continue to incur operating losses for at least the next few years, as it continues to devote significant financial resources to its research and development activities.

     The Company expects to be a party to agreements which, from time to time, may result in costs incurred exceeding expected revenues under such contracts. The Company may enter into such agreements for a variety of reasons including, but not limited to, entering new product application areas, furthering the development of key technologies, and advancing the demonstration of commercial prototypes in critical market applications.

     In October 1995, Statement of Financial Accounting Standards No. 123 "Accounting for Stock-Based Compensation" was issued. The expense recognition provision encouraged by SFAS 123 would require fair-value based financial accounting to recognize compensation expense for employee stock option plans. The Company made a determination to elect the disclosure only alternative and accordingly the Company has disclosed the pro forma net loss and per share amounts in the notes to the financial statements using the fair value based method beginning in fiscal 1997, with comparable disclosures for fiscal 1996.

     In February 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 128, "Earnings Per Share" (SFAS 128), which is effective for fiscal years ending after December 15, 1997, including interim periods. Earlier application is not permitted. The Statement requires restatement of all prior-period earnings per share presented after the effective date. SFAS 128 specifies the computation, presentation, and disclosure requirements for earnings per share. The Company will adopt SFAS 128 in fiscal year 1998 and has determined the impact to be immaterial.

FISCAL YEARS ENDED MARCH 31, 1996 AND MARCH 31, 1995.

Revenues
Total revenues increased to $10,764,000 in fiscal 1996 from $8,593,000 in fiscal 1995. The Former ASC's revenues from research and development contracts, prototype development contracts and the sale of prototypes increased to $7,131,000 in fiscal 1996 from $4,270,000 in fiscal 1995. This increase was due primarily to the expansion of the corporate development contract with Pirelli Cavi S.p.A. and an increase in sales of prototypes. This increase was partially offset by the completion of work and related funding under a collaborative research and development agreement in August 1994.

     The Former ASC also received funding of $985,000 in fiscal 1996 under government cost-sharing agreements as compared to $2,866,000 in fiscal 1995. This lower level of cost-sharing funding was primarily due to a decrease in work performed under several cost-sharing contracts with the Department of Energy and the Department of Commerce which were completed during fiscal 1996. This funding was recorded as an offset to research and development and selling, general and administrative expenses, as required by government contract accounting guidelines, rather than as revenue.

     At SI, revenues decreased from $4,323,000 in fiscal 1995 to $3,634,000 in fiscal 1996. This decrease was attributable to lower revenues recognized on the cost-plus-fixed-fee contract ($3,356,000 in fiscal 1995 compared to $2,575,000 in fiscal 1996).

Operating expenses
The Company's total operating expenses in fiscal 1996 were $21,796,000, compared to $17,267,000 in fiscal 1995. At the Former ASC, operating expenses were $15,992,000, compared to $11,887,000 in fiscal 1995. Costs of revenue at the Former ASC, which include costs of research and development contracts and costs of prototypes and prototype development contracts, increased to $7,331,000 in fiscal 1996 compared to $4,397,000 in fiscal 1995. This increase reflects expenditures to support the increase in sales of prototypes, including the hiring of additional personnel and purchases of materials and equipment.

     At SI, operating expenses increased from $5,379,000 in fiscal 1995 to $5,803,000 in fiscal 1996. This increase was primarily due to two factors affecting cost of revenue in fiscal 1996. These were a write-down of inventory and equipment that amounted to $1,175,000 which was partially offset by a decrease in other costs of revenue of $550,000 primarily resulting from the reduction in revenue from the government cost-plus-fixed-fee contract.

     Research and development expenses increased to $5,704,000 in fiscal 1996 from $5,349,000 the prior year. This increase was due to the continued scale-up of the Company's internal research and development activities including the hiring of additional personnel and purchases of materials and equipment. In addition to these expenses, a portion of R&D expenditures related to externally funded development contracts has been classified as costs of revenue (rather than as research and development expenses). R&D expenditures included as costs of revenue during fiscal 1996 and fiscal 1995 were $5,256,000, and $3,032,000, respectively. Additionally, R&D expenses that were offset by cost share funding were $584,000 and $1,673,000 in fiscal years 1996 and 1995, respectively.

     Selling, general and administrative expenses were $4,538,000 in fiscal 1996 as compared to $3,924,000 in fiscal 1995. This increase reflects increased staffing, recruiting costs, and legal costs associated with the signing of several corporate development agreements and other expenses necessary to support the overall increase in the Company's revenues, sales and marketing programs and internal research and development activities. In addition to these expenses, a portion of SG&A expenditures related to externally funded development contracts has been classified as costs of revenue (rather than as SG&A expenses). SG&A expenditures included as costs of contract revenue during fiscal 1996 and fiscal 1995 were $2,075,000 and $1,365,000 respectively. The SG&A amounts offset by cost share funding were $378,000 and $956,000 in fiscal years 1996 and 1995, respectively.

Non-operating expenses
     Interest income decreased to $1,585,000 in fiscal 1996 as compared to $1,873,000 in fiscal 1995. This decrease primarily reflects lower cash, cash equivalents and long-term marketable securities balances available for investment as a result of cash being used to fund the Company's operations and to purchase capital equipment. Other expense, net is comprised primarily of miscellaneous taxes net of gains on the disposition of excess capital equipment.

                         LIQUIDITY AND CAPITAL RESOURCES

At March 31, 1997, the Company had cash, cash equivalents and long-term marketable securities totaling $16,031,000 compared to cash, cash equivalents and long-term marketable securities totaling $26,519,000 at March 31, 1996. In fiscal 1997, approximately $10,098,000 was used to fund the Company's operations. An additional $1,451,000 was used to acquire capital equipment, primarily for research and development and manufacturing, and to make leasehold improvements to its facilities.

     On April 7, 1997, the Former ASC entered into a strategic alliance agreement with an affiliate of Electricite de France (EDF) under which EDF purchased one million shares of the Company's common stock at $10 per share. The Company intends to use this $10,000,000 equity investment by EDF, which is not included in the Company's cash balance as of March 31, 1997, to accelerate the development and commercialization of HTS technology for uses specific to the electric utility industry.

     On April 8, 1997, the Company completed the Merger with SI. The transaction was effected through the exchange of 942,961 shares of the Company's common stock for all of the issued and outstanding shares of SI, based on a Merger exchange ratio of .3292 shares of Company common stock for each share of SI common stock. As a result of the Merger, the Company also assumed approximately $6.4 million of SI's liabilities, approximately $3.9 million of which were paid in April, 1997.

     On July 31, 1997 the Company completed a transaction in which the Company acquired all the outstanding stock of Applied Engineering Technologies, Ltd. ("AET") in exchange for 68,306 shares of the Company's common stock, valued at approximately $700,000 as of the closing of the acquisition. The Company also assumed approximately $121,000 of AET's liabilities. AET will operate as a division of the Company under the name AET Cryogenics. The transaction will be accounted for under the pooling of interests method.

     The Company has potential funding commitments of approximately $15,437,000 to be received after March 31, 1997 from strategic partners and government agencies (all of which is due within the next four years). However, a total of $10,187,000 of these commitments (representing commitments under government contracts) is subject to cancellation.

     The Company's policy is to invest available funds in short-term, intermediate-term, and long-term investment grade marketable securities, including but not limited to government obligations, repurchase agreements, certificates of deposit and money market funds.

     Transaction gains and losses from foreign currency transactions have not been material to date.

     To date, inflation has not had a material impact on the Company's financial results.

                            FUTURE OPERATING RESULTS

The Company does not provide forecasts of its future financial performance. However, various statements included herein, as well as other statements made from time to time by Company representatives, which are not statements of historical facts (including but not limited to statements concerning the future commercial success of the Company) constitute forward looking statements and are made under the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. There are a number of important factors which could cause the Company's actual results of operations and financial condition in the future to vary from that indicated in such forward looking statements. Factors that may cause such differences include, without limitation, the risks, uncertainties and other information set forth below.

     The Company's products are in the early stages of commercialization and testing and there can be no assurance that these products will be technically or commercially successful or that the Company will be able to manufacture adequate quantities of its products at commercially acceptable cost levels or on a timely basis. The Company believes that several years of further development will be necessary before HTS wires and wire products will be available for significant commercial end-use applications.

     On April 8, 1997, the Company completed the Merger with SI, a developer and manufacturer of low temperature superconductor products for the industrial power quality market. The Company believes the acquisition of SI provides the Company with a strong commercial presence in this market. However, there can be no assurance that this Merger will produce the benefits anticipated by the Company.

     The Company expects to incur operating losses for at least the next few years, as it continues to devote significant financial resources to its research and development activities.

     The Company expects that some or all of the HTS materials used in manufacturing its products, and certain of the methods used by the Company in processing HTS materials, are or will become covered by patents issued to other parties

(who may include competitors of the Company). Accordingly, the Company will need to acquire licenses to, or successfully contest the validity of, such patents in order to avoid patent infringement claims being brought against it. Although the Company expects that it will be able to obtain, on commercially reasonable terms, any required licenses, there can be no assurance that it will be able to do so. If the Company does not obtain such licenses, the Company may be forced to contest the validity of such patents or may face an infringement claim by the owners of such patents. The outcome of any such litigation is impossible to predict with certainty, and, regardless of its outcome, the Company may incur substantial costs in connection with any such litigation. The Company generally relies on a combination of patent protection and trade secret law to protect its proprietary technology. There can be no assurance that the steps taken by the Company to protect its technology will be adequate to prevent misappropriation by third parties or that third parties will not be able to independently develop similar technology.

     The HTS industry is characterized by rapidly advancing technology and the Company encounters intense competition in the development of HTS products, particularly from several major Japanese companies, including Sumitomo Electric Industries, Ltd., Showa Electric Wire & Cable Co., Ltd., Hitachi, Ltd., Hitachi Cable, Ltd., Furukawa Electric Co., Ltd., Fujikura Ltd., Mitsubishi Electric Corporation, and Kobe Steel, Ltd. Other competitors include Siemens A.G. in Germany, B.I.C.C. and Oxford Instruments in England, Alcatel-Alsthom in France, NKT in Denmark, and Intermagnetics General Corporation, Midwest Superconductivity, Inc., and 3M in the United States. The future success of the Company will depend in large part on its ability to keep pace with advancing HTS technology and such industry standards as may develop. There can be no assurance that the Company's development efforts will not be rendered obsolete by research efforts and technological advances made by others. Moreover, many of the Company's competitors have substantially greater financial resources and research and development, manufacturing and marketing capabilities than the Company. In addition, as the HTS industry develops, it is possible that other large industrial companies may enter this field.

     The Company believes that revenues from funded development contracts and the sale of prototypes, together with its current cash and marketable securities, should provide adequate funding to meet the Company's cash requirements for its planned operations for at least the next year. Thereafter, the Company may need substantial additional funds for its research and development programs, operating expenses, licensing fees, scale-up of manufacturing capabilities, expansion of sales and marketing capabilities, potential acquisitions and working capital. Moreover, the Company may need additional funds sooner than anticipated if the Company's performance deviates significantly from its current operating plan or if there are significant changes in competitive or other market factors. There can be no assurance that such funds, whether from equity or debt financing, development contracts or other sources, will be available on terms acceptable to the Company. Insufficient funds may require the Company to reduce, delay or eliminate certain research and development activities or to license or sell to others certain proprietary technology, which could delay, either temporarily or permanently, the development of certain products and technologies currently under development by the Company.

     For the Company to be financially successful, it must manufacture the products developed by it in commercial quantities, at acceptable costs and on a timely basis. The production of significant quantities at competitive costs presents a number of technological and engineering challenges for the Company, and significant start-up costs and unforeseen expenses may be incurred in connection with attempts to manufacture commercial quantities of the Company's products. In addition, the Company will be required to develop a marketing and sales force that effectively demonstrates the advantages of its products over more traditional products. The Company may also elect to enter into agreements or relationships with third parties regarding the commercialization or marketing of its products. There can be no assurance that the Company will be successful in its marketing efforts, that it will be able to establish adequate sales and distribution capabilities, that it will be able to enter into marketing agreements or relationships with third parties on financially acceptable terms, or that any such third parties will be successful in marketing the Company's products.